Q1 FY20 Earnings Release Supplemental Material December 9, 2019 1

Safe Harbor Statement Certain statements made within this presentation may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially. Forward-looking statements are statements related to future, not past, events, and often contain words such as “expect,” "anticipate," "intend," "plan," "believe," "seek," "see," "will," "would," “estimate,” “forecast,” "target," “preliminary,” or “range,” and include, without limitation, the Company’s outlook for the second quarter and the full year of Fiscal Year 2020, and risks associated with the ability to achieve a successful outcome for its portfolio brands and to otherwise achieve its business strategies. The Company does not undertake to publicly update or review its forward-looking statements even if experience or future changes make it clear that our projected results expressed or implied will not be achieved. Detailed information concerning those risks and uncertainties are readily available in the Company’s filings with the U.S. Securities and Exchange Commission. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Where indicated, certain financial information herein has been presented on a non-GAAP basis. This basis adjusts for non- recurring items that management believes are not indicative of the Company’s underlying operating performance. These measures may not be directly comparable to similar measures used by other companies and should not be considered a substitute for performance measures in accordance with GAAP such as operating income and net income. Additionally, a reconciliation of the projected non-GAAP operating income, which is a forward-looking non-GAAP financial measure, to operating income, the most directly comparable GAAP financial measures, is not provided because the Company is unable to provide such reconciliation without unreasonable effort. The inability to provide a reconciliation is due to the uncertainty and inherent difficulty predicting the occurrence, the financial impact and the periods in which the non-GAAP adjustments may be recognized. These GAAP measures may include the impact of such items as restructuring charges, costs associated with the wind down of Dressbarn, asset impairments, and the tax effect of all such items. As previously stated, the Company has historically excluded these items from non-GAAP financial measures. The Company currently expects to continue to exclude such items in future disclosures of non-GAAP financial measures and may also exclude other items that may arise (collectively, “non-GAAP adjustments”). The decisions and events that typically lead to the recognition of non-GAAP adjustments, such as restructuring costs and impairments of certain long-lived intangible assets, are inherently unpredictable as to if or when they may occur. For the same reasons, the Company is unable to address the probable significance of the unavailable information, which could be material to future results. Reference should be made to today’s earnings release for the nature of such adjustments and for a reconciliation of such non-GAAP measures to the Company’s financial results prepared in accordance with GAAP. 2

Q1 F20 Earnings Summary GAAP non-GAAP (a) Q1 FY20 Q1 FY19 (b) Q1 FY20 Q1 FY19 (b) Comp sales growth Flat 5% Gross margin 59.6% 59.9% 59.6% 59.9% BD&O 19.8% 21.0% 19.8% 21.0% SG&A 30.6% 32.6% 30.6% 32.6% Operating income ($M) 40.2 1.2 44.8 9.1 EPS from continuing operations $0.16 ($0.12) $0.18 ($0.09) (a) Excludes non-GAAP adjustments such as restructuring expenses and costs associated with the wind down of dressbarn. Reference should be made to today’s earnings release for the nature of such adjustments and for a reconciliation of such non-GAAP measures to the Company’s financial results prepared in accordance with GAAP. (a) Excludes maurices, which is classified as a discontinued operation. 3

Q1 FY20 Sales Summary Segment Sales Mix Comparable Sales Growth Q1 FY20 Q1 FY19 Premium Fashion (2%) 8% Ann Taylor (1%) 7% LOFT (2%) 9% Kids 20% Plus Fashion 1% (2%) Premium Lane Bryant 2% (2%) 45% Catherines (5%) (3%) Plus 21% Kids Fashion (6%) 12% Value Fashion 10% (4%) Value 14% Total Company Flat 5% Value Fashion excludes maurices 4

Q1 FY20 and Q4 FY19 End-of-Period Inventory (Cost) vs. Prior Year Q4 FY19 Q1 FY20 7% 4% 2% 2% (4%) (3%) (5%) (7%) (14%)(13%) Premium Value Plus Kids Total Fashion Fashion Fashion Fashion Company Value Fashion excludes maurices 5

Q1 FY20 Capital Structure / Cash Flow  Ending cash and equivalents: $262 million  Capital expenditures: $29 million  Ending net debt: $1,109 million(a)  Ending net debt to TTM EBITDA: ~4.9x(b)  TTM EBITDA cash interest coverage: ~2.4x(b,c)  Current liquidity: $680 million(d) (a) Reflects term loan balance of $1,372M and quarter-end cash and equivalents balance; asset-based revolver undrawn at quarter end (b) Ending debt net of cash and equivalents to TTM non-GAAP EBITDA of $226 million (excludes maurices) (c) Based on TTM average Term Loan balance of $1,372 million and TTM average interest rate of approximately 6.9% (d) Ending cash and equivalents plus $417 million of availability under the asset based revolver 6

Real Estate Summary Q1 FY20 Q1 FY19 Store Store Store Store Store Locations Locations Locations Locations Locations End of Q4 Opened Closed End of Q1 End of Q1 Premium Fashion 962 1 0 963 975 Ann Taylor 293 0 0 293 303 LOFT 669 1 0 670 672 Value Fashion* 616 0 (72) 544 723 Plus Fashion 1,041 0 (13) 1,028 1,092 Lane Bryant 721 0 (6) 715 747 Catherines 320 0 (7) 313 345 Kids Fashion 826 2 0 828 845 Company* 3,445 3 (85) 3,363 3,635 * Excludes 961 maurices stores from Value Fashion and Company for Q1 FY19 7

Q1 Results vs. Guidance (non-GAAP basis, excludes Value segment) Actual Guidance Total company sales $1.12B $1.100B to $1.125B Comparable sales (2.0%) Down low single digits Gross margin 59.3% 59.3% to 59.8% Depreciation and amortization $61M ~$61M Adjusting operating income $37M $15M to $35M 8

Q2 FY20 Guidance – (non-GAAP basis – excluding Value Segment) Q2 FY19 Q2 FY20 Guide Adjusted (a) Total sales $1.200B to $1.225B $1.271B Comparable sales Down low single digits +3% Gross margin 51.2% to 51.7% 51.9% Depreciation and amortization ~$64M $72M Adjusted operating loss ($40M) to ($60M) ($50M) For full year Fiscal 2020, we continue to expect capital spending in the range of $80M to $100M (a) Q2 FY19 has been adjusted to reflect the planned Q2 FY19 reclassification of Dressbarn as a discontinued operation 9